                                                                    EXHIBIT 10.1

                                  AMENDMENT TO
                       LICENSE AND DISTRIBUTION AGREEMENT

This Amendment is entered into on April 30, 1998 between Sumitomo
Pharmaceuticals Co., Ltd. ("Sumitomo") and NeXstar Pharmaceuticals, Inc. ("NeXstar") regarding to the License and Distribution Agreement dated September 26, 1996 (the "Agreement"). All terms used in this Amendment No. 1 shall have the meanings as set forth in the Agreement.

The Agreement is amended as follows:

Following paragraphs are added after Paragraph 4 of Section 3:

3-5. Product for clinical trials shall be manufactured and quality controlled under Investigational Drug Product - GMP (Notification No. 480 of the Pharmaceuticals Affairs Bureau in Japan dated March 31, 1997) and shall be supplied to Sumitomo as a form of nude vial with syringe filter.

3-6. The provisions of Paragraphs 4 and 6 of Section 2 of the Agreement shall also apply to Product for clinical trials.

3-7. NeXstar shall provide Sumitomo with the certificate of analysis for each Product batch for clinical trials, which includes release permit based on the manufacturing and quality control record.

All of the other terms of the Agreement shall remain the same in their entirety.

NeXstar Pharmaceuticals, Inc.                 Sumitomo Pharmaceuticals Co., Ltd



By:  /s/  CRISPIN G.S. ELEY                   By:  /s/  ATSUSHI MURANO
   -----------------------------                 -------------------------------
          Crispin G.S. Eley                             Atsushi Murano, Ph.D.

Title:    Vice President Pharmaceutical       Title:    Director
          Operations